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                                                              EXHIBIT 99.2

                     STERLING HEALTHCARE GROUP, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                        SPECIAL MEETING OF SHAREHOLDERS

                             OCTOBER 31, 1996

  The undersigned shareholder(s) of Sterling Healthcare Group, Inc., a Florida corporation ("Sterling"), revoking all previous proxies, hereby appoints Stephen J. Dresnick and Nancy K. Watkin, and each of them acting individually, as the attorneys and proxies of the undersigned, with full power of substitution, to cast all votes for all shares of Sterling Common Stock, par value $.0001 per share ("Sterling Common Stock"), which the undersigned would be entitled to cast if personally present at the Special Meeting of Shareholders of Sterling, to be held at the Miami Airport Hilton located at 5101 Blue Lagoon Drive, Miami Florida 33126, on Thursday, October 31, 1996 at 9:00 a.m., local time, and any and all adjournments or postponements thereof. Said proxies are authorized and directed to vote as indicated with respect to the following matters:

    1. To adopt an Agreement and Plan of Merger (the "Merger Agreement") between FPA Medical Management, Inc. ("FPA"), Sterling Acquisition Corporation ("Merger Sub"), a wholly owned subsidiary of FPA, and Sterling. The Merger Agreement provides, among other things, for the merger of Merger Sub with and into Sterling (the "Merger") pursuant to which Sterling will become a wholly owned subsidiary of FPA and each outstanding share of Sterling Common Stock will be converted into 1.4 (the "Exchange Ratio") shares of FPA Common Stock, par value $.002 per share, subject to certain potential adjustments.

     FOR [_]                 AGAINST [_]                 ABSTAIN [_]

    2. To approve the postponement or adjournment of the Special Meeting for the solicitation of additional votes.

     FOR [_]                 AGAINST [_]                 ABSTAIN [_]

    3. To vote on such other business as may properly come before the Special Meeting of Shareholders and any and all adjournments or postponements thereof.

                    (Please date and sign on reverse side)
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                         (continued from reverse side)

  This Proxy is solicited on behalf of the Board of Directors. Unless otherwise specified, the shares will be voted "FOR" approval of the Merger. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the Special Meeting of Shareholders and any and all adjournments or postponements thereof.

  THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE PROXY STATEMENT.


NOTE: Please sign this Proxy exactly      Dated:          , 1996
as the name(s) appears hereon. When
signing as attorney-in-fact,
executor, administrator, trustee or
guardian, please add your title as
such. Proxies executed in the name
of a corporation should be signed on
behalf of the corporation by a duly
authorized officer. Where shares are
owned in the name of two or more
persons, all such persons should
sign this Proxy.

                                          -------------------------
                                          Signature of Shareholder

                                          -------------------------
                                          Signature of Shareholder

  PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.